U.S. Securities and Exchange Commission
 Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

NOVEMBER 9, 2005

Date of Report (Date of earliest event Reported)

MESA LABORATORIES, INC.

(Exact Name of Small Business Issuer as Specified in its Charter)

Commission File Number: 0-11740

COLORADO	84-0872291

(State or other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

12100 WEST SIXTH AVENUE, LAKEWOOD, COLORADO	80228

(Address of Principal Executive Offices)	(Zip Code)

Issuer’s telephone number, including area code: (303) 987-8000

Not Applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01  OTHER EVENTS.

          On November 9, 2005, the Company issued a press release, a copy of which is attached hereto as Exhibit 99.1, announcing that its Board of Directors has authorized a 300,000 common stock repurchase program. Pursuant to the authorization, Mesa Laboratories, Inc. may purchase shares from time to time in the open market or through privately negotiated transactions. This plan will continue until the maximum is reached or the plan is terminated by further action of the Board.

          In the same press release, the Board of Directors also announce that the Company would pay a special one time dividend of $.25 per common share of stock payable December 15, 2005, to shareholders of record on December 1, 2005.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

     c)          Exhibits:

     99.1  Press Release issued November 9, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MESA LABORATORIES, INC.
(Issuer)

DATED: November 9, 2005	BY:	/s/ Luke R. Schmieder

Luke R. Schmieder
President, Chief Executive Officer,
Treasurer and Director

INDEX TO EXHIBITS

Exhibit No.	Description	Method of Filing

99.1	Press release dated November 9, 2005	Filed herewith